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                                  UNICOMP, INC.

                        2,100,000 Shares of Common Stock

                             UNDERWRITING AGREEMENT

                                                             _____________, 1996


CRUTTENDEN ROTH INCORPORATED
  As Representative of the
  Several Underwriters
  named in Schedule I hereto
18301 Von Karman, Suite 100
Irvine, California  92715

Ladies and Gentlemen:

     UniComp, Inc., a corporation organized under the laws of the State of Colorado (the "Company"), proposes to issue and sell to the several Underwriters named on Schedule I hereto (the "Underwriters") an aggregate of 2,100,000 shares (the "Firm Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"). The Company also proposes to issue to you, individually and not in your capacity as Representative (the "Representative"), a five-year warrant (the "Representative's Warrant") to purchase up to 210,000 shares of Common Stock of the Company (the "Representative's Warrant Stock"). In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, each of the Company and the shareholders of the Company named on Schedule II hereto (the "Selling Shareholders") propose to grant to the Underwriters an option to purchase up to an aggregate of 315,000 shares (the "Option Shares") of Common Stock, including
165,000 additional shares to be sold by the Company and 150,000 shares to be sold by the Selling Shareholders. The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein called the "Shares."

     This is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Shareholders by the Underwriters.

     1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     The Company represents and warrants to, and agrees with, each Underwriter that:



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          (a)  A registration statement on Form S-1 (File No. 333-12209) (the
"Initial Registration Statement") has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such Initial Registration Statement and any amendments, and all forms of the related prospectuses contained therein, including a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act, have been delivered to you. The Initial Registration Statement on Form S-1, including the prospectus, Part II thereof and all exhibits thereto, as amended at the time when they shall become effective, and the Rule 462(b) Registration Statement, which became effective upon filing, are herein referred to as the "Registration Statement," and the prospectus included as part of the Initial Registration Statement on file with the Commission that discloses the information (if any) that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Rules and Regulations (as defined below), with any changes contained in any prospectus filed with the Commission by the Company after the effective date of the Initial Registration Statement, is herein referred to as the "Final Prospectus." The prospectus included as part of the Initial Registration Statement on the date when the Initial Registration Statement was declared effective and when the Rule 462(b) Registration Statement became effective is referred to herein as the "Effective Prospectus"; any prospectus included in the Initial Registration Statement and in any amendments thereto prior to the effective date of the Initial Registration Statement is referred to herein as a "Pre-Effective Prospectus." For purposes of this Agreement, "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and "affiliate" shall have the definition specified in Rule 405 of the Rules and Regulations.

          (b) No order preventing or suspending the use of any Pre-Effective Prospectus has been issued by the Commission and each Pre-Effective Prospectus, at the time of the filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Pre-Effective Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you or by any Underwriter through you, specifically for use in the preparation thereof.


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          (c)  When the Registration Statement became or becomes effective and at all times subsequent thereto, the Registration Statement, any post-effective amendment thereto and the Effective Prospectus and the Final Prospectus as amended or supplemented did or shall comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. No such document did or shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing shall not apply to statements in, or omissions from, any such document, in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. There is no contract or document required to be described in the Registration Statement or Effective Prospectus or Final Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

          (d) Coopers & Lybrand L.L.P., whose report appears in the Effective Prospectus and the Final Prospectus, is an independent certified public accountant as required by the Securities Act and the Rules and Regulations. The financial statements (including the related notes) included in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus present fairly the financial condition, the results of the operations and changes in cash flows and equity of the entity purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The summary and selected financial and statistical data included in the Registration Statement present fairly the information shown therein on the basis stated in the Registration Statement and have been compiled on a basis consistent with the financial statements presented therein.
          (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Effective Prospectus and the Final Prospectus, and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the condition (financial or otherwise) earnings, operations or business of the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. All of the issued shares of the subsidiaries of the Company have been duly and validly authorized and issued, are fully paid and (except for one share of


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certain of the Company's subsidiaries which are held by Stephen A. Hafer) owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The Company and its subsidiaries have obtained all material licenses, certificates, permits and authorizations from governmental authorities necessary for the conduct of their businesses as described in the Effective Prospectus and the Final Prospectus, such licenses, certificates, permits and other governmental authorizations are in full force and effect, the Company and its subsidiaries are in compliance therewith, and the expiration of any such licenses, permits or other governmental authorizations would not materially affect the operations of the Company or any of its subsidiaries. Complete and correct copies of the Articles of Incorporation and of the Bylaws of the Company and all amendments thereto have been delivered to the Representative, and, except as disclosed in the Registration Statement and the Effective Prospectus, no changes therein will be made subsequent to the date hereof and prior to the date of the consummation of the sale of the Firm Shares.

          (f) The capitalization of the Company is as set forth under the caption "Capitalization" in the Effective Prospectus and the Final Prospectus, and the Common Stock conforms to the description thereof contained under the caption "Description of Capital Stock" in the Effective Prospectus and the Final Prospectus; the outstanding shares of Common Stock have been, and the Shares to be sold by the Company on each Closing Date, upon issuance and delivery and payment therefor in the manner herein described, will be, duly authorized, validly issued, fully paid and nonassessable. All offers and sales by the Company of outstanding shares of capital stock and other securities of the Company made prior to the date hereof, were made in compliance with the Securities Act and all applicable state securities or blue sky laws. Except as disclosed in the Effective Prospectus and the Final Prospectus or the Registration Statement, the Company does not own, and at the date of the consummation of the sale of the Firm Shares will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Except as described in the Effective Prospectus and the Final Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Articles of Incorporation, Bylaws or other governing documents or any agreement or other instrument to which the Company is a party or by which it may be bound. Neither the filing of the Initial Registration Statement or the Rule 462(b) Registration Statement, if any, nor the offering or sale of the Shares as contemplated by this Agreement or the Representative's Warrant gives rise to any rights, other than those that have been waived or satisfied, for or relating to the registration of any shares of Common Stock.


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          (g)  Except as described in or contemplated by the Effective
Prospectus and the Final Prospectus, there has not been any material adverse change in, or any adverse development that materially affects, the business, properties, financial condition, results of operations or prospects of the Company or any of its subsidiaries from the date as of which information is given in the Effective Prospectus and the Final Prospectus, and, except as described in or contemplated by the Effective Prospectus and the Final Prospectus, the Company and its subsidiaries have not, directly or indirectly, incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transactions not in the ordinary course of business, that are material to the business of the Company or any of its subsidiaries, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance or grant of options, warrants or rights to purchase the capital stock of the Company or any of its subsidiaries, or any declaration or payment of any dividend on the capital stock of the Company from the date as of which information is given in the Effective Prospectus and the Final Prospectus.

          (h) Neither the Company nor any of its subsidiaries is, nor with the giving of notice or lapse of time or both would any of them be, in violation of or in default under, nor will the execution or delivery of this Agreement or the Representative's Warrant or the consummation of the transactions contemplated hereby or thereby result in a violation of, or constitute a default under the Articles of Incorporation, Bylaws or other governing documents of the Company or any of its subsidiaries, or any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound, or to which the properties of the Company or any of its subsidiaries is subject, nor will the performance by the Company of its obligations hereunder or under the Representative's Warrant violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its subsidiaries. Except for permits and similar authorizations required under the Securities Act and the securities or "blue sky" laws of certain jurisdictions and for such permits and authorizations that have been obtained, no consent, approval, authorization, order, registration, filing, qualification, license or permit of any court, regulatory, administrative or other governmental agency or body or financial institution is required for the execution and delivery of this Agreement or the Representative's Warrant or in connection with the consummation of the transactions contemplated by this Agreement or the Representative's Warrant.


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          (i)  The Company has the power and authority to enter into this
Agreement and to issue the Representative's Warrant and to authorize, issue and sell the Shares it will sell hereunder as contemplated hereby and the shares of Common Stock to be issued upon exercise of the Representative's Warrant as contemplated by the Representative's Warrant. Each of this Agreement and the Representative's Warrant has been duly authorized, executed and delivered by the Company and constitutes the valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally.

          (j) The Representative's Warrant Stock has been duly authorized and reserved for issuance upon the exercise of the Representative's Warrant and when issued and paid for pursuant to the terms of the Representative's Warrant will be validly issued, fully paid and nonassessable.

          (k) The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described or referred to in the Effective Prospectus and the Final Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries, and any real property and buildings held under lease by the Company and its subsidiaries are held by it under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries.

          (l) Except as described in the Effective Prospectus and the Final Prospectus, there is no litigation or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject or which is pending or, to the knowledge of the Company, threatened against the Company that might result in any material adverse change in the condition, financial or otherwise, results of


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operations, business affairs  or business prospects of the Company and its subsidiaries or that is required to be disclosed in the Effective Prospectus and the Final Prospectus, nor are there any actions, suits or proceedings related to environmental matters or related to discrimination on the basis of age, sex, religion, race, or physical or mental disability, and no labor disturbance by the employees of the Company or any of its subsidiaries exists or is, to the Company's or any of its subsidiaries' knowledge, imminent that might be expected to affect adversely the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company and its subsidiaries or that is required to be disclosed in the Effective Prospectus.

          (m) Neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which they may be subject, which violation might be expected to have a material adverse effect on the condition, financial or otherwise, results of operations, business affairs or business prospects of the Company.

          (n) The Company has not taken, and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (o) The Company and each of its subsidiaries have timely (giving effect to permitted extensions) and properly prepared and filed all necessary federal, state, local and foreign income, franchise and any other required tax returns and have paid all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency that has been or might be asserted against the Company or any of its subsidiaries that might materially and adversely affect the financial condition, results of operations, business or prospects of the Company.

          (p) Neither the Company or any of its subsidiaries nor any of their officers, directors, employees or agents acting on behalf of the Company or any of its subsidiaries has at any time (i) made any contributions to any candidate for political office in violation of law, or failed to disclose fully any contributions to any candidate for political office in accordance with any applicable statute, rule, regulation or ordinance requiring such disclosure,
(ii) made any payment to any local, state, federal or foreign governmental officer or official or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any of its subsidiaries sells or from which the Company or any of its subsidiaries buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or any of its subsidiaries, or (iv) except as set forth in the Effective Prospectus and the Final Prospectus, engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the Company or any of its subsidiaries.


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          (q)  The Company does not know of any claims for services in the nature of a finder's fee, brokerage fee or otherwise with respect to this offering for which the Company or any of the several Underwriters may be responsible.

          (r) The Company and its subsidiaries have all their properties adequately insured against loss or damage by fire and maintain such other insurance as is prudent or customarily maintained by companies in the same or similar business and in the same or similar locality.

          (s) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent rights, inventions, trademarks, service marks, trade names and copyrights necessary for the conduct of their businesses as described in the Effective Prospectus and the Final Prospectus and have taken reasonable security measures to protect the secrecy, confidentiality and value of their trade secrets and know-how that are not part of the public knowledge or literature. Any employees of the Company or any of its subsidiaries and any other person who, either alone or in concert with others, developed, invented, discovered, derived, programmed or designed these secrets, or who have knowledge of or access to information relating to them, have been put on notice and have entered into agreements that these secrets are proprietary to the Company and its subsidiaries and are not to be divulged or misused. The Company and its subsidiaries have not received any notice of infringement of or conflict with, and, to the best of the Company's knowledge, neither the Company nor any of its subsidiaries infringes or is in conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trademarks, service marks, trade names, copyrights or trade secrets that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially and adversely affect the financial condition, results of operations, business or prospects of the Company.

          (t) There are no outstanding loans or advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any affiliate of the Company or any of its subsidiaries, any of the officers or directors of the Company or any of its subsidiaries, or any of the members of the families of any of them, that are required by the Rules and Regulations to be described in the Registration Statement, the Effective Prospectus and the Final Prospectus, except such that are so described.

          (u) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance


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with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (v) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Pre-Effective Prospectus, Effective Prospectus or Final Prospectus or other materials permitted by the Securities Act to be distributed by the Company.

          (w) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLING SHAREHOLDERS.

          Each Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

          (a) Such Selling Shareholder has duly executed and delivered a Power of Attorney (the "Power of Attorney"), appointing Stephen A. Hafer and L. Allen Plunk, and each of them, as attorney-in-fact (the "Attorneys-in-Fact") with full power and authority to execute and deliver this Agreement on behalf of such Selling Shareholder, to authorize the delivery of the Shares to be sold by the Selling Shareholder hereunder and otherwise to act on behalf of such Selling Shareholder in connection with the transactions contemplated by this Agreement.

          (b) Such Selling Shareholder has duly executed and delivered a Custody Agreement (the "Custody Agreement") with Lawco of Washington, Inc., as Custodian, pursuant to which certificates in negotiable form for the Shares to be sold by such Selling Shareholder hereunder have been placed in custody for delivery under this Agreement.

          (c) Such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder; and all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Shareholder of this Agreement, the Power of Attorney and the Custody Agreement, and for the sale and delivery of the Shares to be sold by such Selling Shareholder hereunder, have been obtained, except such as may be required under the Securities Act or any state securities or blue sky laws.

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          (d)  Such Selling Shareholder has, and at the Option Closing Date (as
defined in Section 4) will have, good and valid title to the Option Shares to be sold by such Selling Shareholder hereunder, free and clear of all liens, encumbrances, equities and claims; and, upon delivery of and payment for such Option Shares pursuant to this Agreement, the Underwriters will acquire all such Option Shares, free and clear of all liens, encumbrances, equities and claims within the meaning of the Universal Commercial Code, as adopted in the State of Colorado.

          (e) Neither the execution or delivery of this Agreement, the Power of Attorney and the Custody Agreement nor the consummation of the transactions contemplated hereby and thereby by such Selling Shareholder will result in a violation of, or constitute a default under, any agreement, indenture or other instrument to which such Selling Shareholder is a party or may be bound, nor will the performance by such Selling Shareholder's obligations hereunder or thereunder violate any law, rule, administrative regulation or decree of any court or any governmental agency or body having jurisdiction over such Selling Shareholder. Except for permits and similar authorizations required under the Securities Act and the securities or "blue sky" laws of certain jurisdictions and for such permits and authorizations which have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the transactions contemplated by this Agreement by such Selling Shareholder.

          (f) Such Selling Shareholder has not taken, and shall not take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (g) Such Selling Shareholder does not know of any claims for services in the nature of a finder's fee, brokerage fee or otherwise with respect to this offering for which such Selling Shareholder or any of the several Underwriters may be responsible.

          (h) To the extent that any statements or omissions made in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus, the Final Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information with respect to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein, such Pre-Effective Prospectus and the Registration Statement did not, and the Effective Prospectus, Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will not, when they are filed with the

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Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (i) Except as otherwise set forth in such Selling Shareholder's Lock-Up Agreement entered into pursuant to Section 5(k), such Selling Shareholder will not offer to sell, transfer, assign or otherwise dispose of, directly or indirectly, shares of Common Stock or other equity securities of the Company now owned or hereafter acquired for a period of one year after the date of the Final Prospectus, otherwise than hereunder or with the written consent of the Representative, and, during such one-year period, no such offer, transfer, assignment or other disposition of any Common Stock will be made by such Selling Shareholder pursuant to Rule 144 of the Rules and Regulations unless such Selling Shareholder shall have first offered the Representative in writing the opportunity to effect any such transaction and the Representative shall not have notified the Selling Shareholder thereof within five business days of the Representative's receipt of such notice of its desire to attempt to effect such transaction on behalf of the Selling Shareholder.

          (j) Such Selling Shareholder does not have knowledge that the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (k) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Shareholders agrees to deliver to you prior to or at the Option Closing Date a properly completed and executed United States Treasury Department
Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

          (l) Each of the Selling Shareholders specifically agrees that the Shares represented by the certificates held in custody for such Selling Shareholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Shareholder for such custody and the appointment by such Selling Shareholder of the Attorneys-in-Fact by the Power of Attorney are to that extent irrevocable. Each of the Selling Shareholders specifically agrees that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any

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individual Selling Shareholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a corporation or partnership, by the dissolution of such corporation or partnership, or by the occurrence of any other event. If any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such corporation or partnership should be dissolved, or if any other such event should occur before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement and of the Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian or the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     3.   PURCHASE OF THE SHARES BY THE UNDERWRITERS.

          (a) Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase from the Company at a price of $_____ per share, the number of Firm Shares determined by multiplying the aggregate number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer the Firm Shares to the public as set forth in the Final Prospectus.

          (b) In addition, subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company and each of the Selling Shareholders, as and to the extent indicated on Schedule II hereto, hereby grant, severally and not jointly, to the several Underwriters an option to purchase at their election the Option Shares at the same price per share as set forth for the Firm Shares in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. The option granted hereby may be exercised in whole or in part, but only once, and at any time upon written notice given within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company, the Attorneys-in-Fact and the Custodian setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which certificates are to be delivered. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by the Company and each Selling Shareholder as set forth on
Schedule II hereto; PROVIDED, HOWEVER, that if you, on behalf of the Underwriters, elect to exercise the option with respect to less than all the Option Shares, the Underwriters shall purchase

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the Option Shares being sold by the Selling Shareholders (in proportion to the maximum number of Option Shares to be sold by each Selling Shareholder) prior to the purchase of any Option Shares being sold by the Company. If any Option Shares are purchased, each Underwriter agrees, severally and not jointly, to purchase that portion of the number of Option Shares as to which such election shall have been exercised (subject to adjustment to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter on
Schedule I hereto and the denominator of which is the maximum number of Option Shares that all the Underwriters are entitled to purchase hereunder. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representative but shall not be earlier than two or later than ten full Business Days (as defined in Section 14 hereof) after the exercise of such option, and shall not in any event be prior to the First Closing Date (as defined in Section 4 hereof). If the date of exercise of the option is three or more full days before the First Closing Date, the notice of exercise shall set the First Closing Date as the Option Closing Date.

          (c) On the First Closing Date, the Company will issue and sell to the Representative or its designees, consistent with all applicable state and federal securities laws and regulations and all applicable regulations of the National Association of Securities Dealers, Inc. (the "NASD"), one or more warrants for the purchase of an aggregate of 210,000 shares of Common Stock. Such warrants shall have a per share exercise price equal to 165% of the initial public offering price per share, shall be exercisable over a four-year period commencing one year from the date of the Final Prospectus and shall be in substantially the form attached hereto as Exhibit A . Such warrants shall be dated, executed and delivered as of the First Closing Date.

     4.   DELIVERY OF AND PAYMENT FOR SHARES.

     Delivery of certificates for the Shares to be purchased by the Underwriters hereunder shall be made against payment therefor by, at your election, certified or official bank check or checks drawn upon or by a New York Clearing House bank or by wire transfer, in either case payable in same-day funds to the order of the Company. Such delivery and payment with respect to the Firm Shares shall be made at 7:00 A.M., Pacific standard time, at the offices of Perkins Coie, 1201 Third Avenue, 40th Floor, Seattle, WA 98101 (or such other place as mutually may be agreed upon), on the third full Business Day or at such other date as shall be determined by you and the Company (the "First Closing Date"). With respect to Option Shares, such delivery and payment shall be made at the time and on the date specified by you in the written notice given by you of the Underwriters' election to purchase the Option Shares, or such other time and date as you and the Company may agree upon in writing, such time and date being referred to herein as the "Option Closing Date." Such certificates will be made available for checking and packaging at least 24 hours prior to the First Closing Date or the Option Closing Date, as the case may be, at a location as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter. The First Closing Date and the Option Closing Date are herein individually referred to as the "Closing Date" and collectively referred to as the "Closing Dates."

     5.   COVENANTS.

     The Company covenants and agrees with each Underwriter that:

          (a) The Company shall use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is utilized, to comply with the provisions of, and make all requisite filings with the Commission pursuant to, Rule 430A of the Rules and Regulations and to notify you promptly (in writing, if requested) of all such filings. The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments of or supplements to the Registration Statement or the Effective Prospectus or the Final Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares; and the Company shall not file any amendment of or supplement to the Registration Statement or the Effective Prospectus or the Final Prospectus that is not approved by you after reasonable notice thereof, such approval not to be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Pre-Effective Prospectus or the Effective Prospectus or Final Prospectus or suspending the qualification of the Shares for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (b) The Company shall furnish to the Underwriters, from time to time and without charge, a reasonable number of copies of the Registration Statement of which one for the Representative and one for counsel to the Underwriters shall be signed and shall include exhibits and all amendments and supplements to such Registration Statement.

          (c) The Company will furnish the Underwriters with as many copies of any Pre-Effective Prospectus as the Representative may reasonably request, and, during the period when delivery of a prospectus is required under the Securities Act, the Company will furnish the Underwriters with as many copies of the Final Prospectus as the Representative may, from time to time, reasonably request. If during such period any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading, or, if during such period it is necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Company shall promptly notify you and shall amend the Registration Statement or supplement the Final Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

          (d) The Company shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Shares for sale under the laws of such jurisdictions that you shall designate and to continue such qualifications in effect for as long as may be necessary for the distribution of the Shares; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent for service of process. The Company will, from time to time, prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Shares.

          (e) The Company shall make generally available to its security holders, in the manner contemplated by Rule 158(b) under the Securities Act, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earnings statement satisfying the requirements of Section 11(a) of the Securities Act covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement and will advise you in writing when such statement has been so made available.

          (f) For a period of one year following the First Closing Date, the Company will not, without your prior written consent, (i) purchase any shares of Common Stock or equity securities of the Company or (ii) offer, issue, sell, transfer or otherwise dispose of, for value or otherwise, directly or indirectly, any shares of Common Stock or other equity securities of the Company, except (A) the Shares and the Representative's Warrant, (B) pursuant to the exercise of options or warrants of the Company outstanding immediately prior to the First Closing Date, as described in the Effective Prospectus and the Final Prospectus, (C) up to 235,000 shares of Common Stock issued upon the grant of options pursuant to the Company's existing employee benefit plans, as described in the Effective Prospectus and the Final Prospectus, (D) up to 150,000 shares of Common Stock issued upon the grant of options pursuant to the Company's 1996 Director Incentive Plan, (E) issuances and sales in transactions not involving a public offering, or (F) in connection with a merger of another corporation into, or an acquisition of all or substantially all of the assets or stock of another entity by, the Company where the Company or a subsidiary is the surviving entity.

          (g) The Company shall apply the net proceeds of the sale of the Shares as set forth under the caption "Use of Proceeds" in the Final Prospectus.

          (h) The Company shall pay or cause to be paid (A) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), each Pre-Effective Prospectus, the Effective Prospectus and the Final Prospectus as amended or supplemented and the printing, delivery and shipping of this Agreement and other underwriting documents, including Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Agreements Among Underwriters and Selected Dealer Agreements and any letters transmitting the offering material to Underwriters or selling group members (including costs of mailing and shipment), (C) all filing fees and reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Shares under state securities laws as provided in Section 5(d) hereof, (D) the filing fee of the NASD, (E) any applicable listing fees, including the fee for listing the Shares on the Nasdaq National Market, (F) the cost of printing certificates representing the Shares,
(G) the cost and charges of any transfer agent or registrar, (H) the costs of preparing, printing and distributing bound volumes for the Representative and its counsel, and (I) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise provided for in this section (collectively, the amounts described in clauses (A) through (I), inclusive, being the "Company Expenses"). In addition, the Company will also pay to you, individually and not in your capacity as Representative, a nonaccountable expense allowance equal to 2% of the initial public offering price of the Shares (including Option Shares). If the sale of the Shares provided for herein is not consummated by reason of acts of the Company pursuant to

Section 9(a) hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder is not fulfilled, the Company shall (i) pay the several Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with the investigation, preparation to market and marketing of the Shares or in contemplation of performing their obligations hereunder, (ii) pay all blue sky filing fees and expenses, including reasonable blue sky legal fees, and (iii) pay all expenses incurred by the Company, including printing expenses and accounting and legal fees. If this Agreement is terminated for any of the events specified in clauses (iii) through (v), inclusive, of Section 9(b), or if the sale of the Shares provided for herein is not consummated for any reason other than a reason described in the immediately preceding sentence, the Company shall pay (or reimburse to the several Underwriters) the Company Expenses. You acknowledge that $20,000 has already been paid to you by the Company to be applied against such nonaccountable expense allowance or such expenses if the sale of Shares is not consummated as provided in the preceding sentences, as the case may be. You agree that any portion of such $20,000 that is not necessary to pay the Underwriters for their reasonable out-of-pocket expenses actually incurred if the sale of Shares is not consummated for any reason shall be returned to the Company. You also acknowledge that [$__________] has already been paid to you by the Company to be applied against expenses incurred and submitted to the Company for reimbursement in a written statement. Such $__________ in accountable expenses shall also be applied against such nonaccountable expense allowance or such expenses payable to you if the sale of Shares is not consummated as provided in the preceding sentences, as the case may be. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits or other consequential damages or otherwise (except solely as described in Section 7 hereof) from the transactions covered by this Agreement.

          (i) The Company, at its expense, will furnish to its shareholders an annual report (including financial statements prepared in accordance with generally accepted accounting principles audited by independent certified public accountants), and, as soon as practicable after the end of each of the first three quarters of each fiscal year, a statement of operations of the Company for such quarter (which may be in summary form), all in reasonable detail, and, during the five-year period after the date hereof, at its expense, will furnish you, with copies for each of the several Underwriters, (i) as soon as practicable after the end of each fiscal year, a balance sheet of the Company and any subsidiaries as at the end of such fiscal year, together with statements of income or operations, shareholders' equity and changes in financial position of the Company and any consolidated subsidiaries, and of any nonconsolidated significant subsidiary, for such fiscal year, all in reasonable detail and accompanied by a copy of the certificate or report thereon of independent certified public accountants; (ii) as soon as they are available, a copy of all reports (financial or other) mailed to security holders; (iii) as soon as they are available, a copy of all periodic reports and financial statements furnished to or filed with the Commission; and (iv) such other information as you may from time to time reasonably request. In addition, during such five-year period, upon your request the Company will furnish you with copies for each of the several Underwriters, every material press release and every material news item or article in respect of the Company or its affairs that is released or prepared by the Company.

          (j) If and so long as the Company has any subsidiaries, the financial statements provided for in this Section 5(j) will be on a consolidated basis to the extent the accounts of the Company and such subsidiaries are consolidated in reports furnished to its shareholders generally. Separate financial statements shall be furnished for any subsidiaries whose accounts are not consolidated, but which at the time are significant subsidiaries as defined in the Rules and Regulations.

          (k) At or before the First Closing Date, you shall receive from each of the Company's current officers and directors, certain warrant holders of the Company and the Selling Shareholders, a written agreement (the "Lock-up Agreement") not to offer, sell, transfer, assign or otherwise dispose of, directly or indirectly, any shares of Common Stock or other equity securities of the Company (except the sale of the Option Shares as contemplated hereby, shares currently registered on outstanding S-3 Registration Statements, and, in the case of certain Selling Shareholders, currently obligated to be registered on an S-3 Registration Statement in April 1997) now owned or hereafter acquired by such person for a period of one year from the date of the Final Prospectus, without first (i) obtaining your prior written consent and (ii) granting you the right, if you so elect, to act as the sole broker/dealer with respect to any such offer, sale, transfer or other disposition of such securities pursuant to Rule 144 of the Rules and Regulations.

          (l) The Company shall continue to maintain a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (m) The Company shall comply with all registration, filing and reporting requirements of the Exchange Act that may from time to time be applicable to the Company.

          (n) The Company shall make all filings required to maintain the designation of the Common Stock on the Nasdaq National Market system.

          (o) Prior to the First Closing Date, without the Representative's approval, the Company shall not publish or otherwise disseminate any news release, advertisement or comparable announcement relating to the Shares or the offering of the Shares contemplated hereby.

          (p) If any time during the 25-day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of and, if deemed appropriate by the Company and its counsel in consultation with you and your counsel, disseminate a press release or other public statement reasonably satisfactory to you responding to or commenting on such rumor, publication or event.

          (q) During the one-year period following the First Closing Date, the Company shall give notice to the Representative of meetings of the Company's Board of Directors and, if requested by the Representative, shall permit a designee of the Representative to attend such meetings as an observer. Such notice to the Representative shall be made in the same manner and at the same time as notice of such meeting given to the directors of the Company.

     6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and each Closing Date (as if made at such Closing Date), of the representations and warranties of the Company and the Selling Shareholders contained herein, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions:

          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and all filings required by Rule 424, Rule 430A and Rule 462(b) of the Rules and Regulations shall have been made within the applicable time period prescribed for such filing; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been disclosed to you and complied with to your reasonable satisfaction.

          (b) No Underwriter shall have advised the Company that the Registration Statement or the Effective Prospectus or the Final Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that, in your opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) On or prior to each Closing Date, you shall have received from Perkins Coie, counsel for the Underwriters, such opinion or opinions with respect to the sufficiency of all corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you reasonably may require and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

          (d) On each Closing Date, there shall have been furnished to you the opinion (addressed to the Underwriters) of Snell & Wilmer, counsel for the Company and the Selling Shareholders, dated such Closing Date and in form as set forth as Exhibit B hereto and substance satisfactory to counsel for the Underwriters.

     In rendering such opinion, such counsel may rely upon opinions of local counsel and upon certificates of any officer of the Company, the Selling Shareholders or government officials as to matters of fact of which the maker of such certificate has knowledge; PROVIDED, HOWEVER, that counsel rendering such opinion shall furnish the Representative with copies of any such statements or certificates and state in their opinion that they have no reason not to rely upon any such statements or certificates.

          (e) On each Closing Date, there shall have been furnished to you the opinion (addressed to the Underwriters) of Sprecher Grier, counsel for the Company, dated such Closing Date and in form as set forth as Exhibit C hereto and substance satisfactory to counsel for the Underwriters.

     In rendering such opinion, such counsel may rely upon opinions of local counsel and upon certificates of any officer of the Company, the Selling Shareholders or government officials as to matters of fact of which the maker of such certificate has knowledge; PROVIDED, HOWEVER, that counsel rendering such opinion shall furnish the

Representative with copies of any such statements or certificates and state in their opinion that they have no reason not to rely upon any such statements or certificates.

          (f) There shall have been furnished to you a certificate, dated such Closing Date and addressed to you, signed by the President and by the Chief Financial Officer of the Company to the effect that: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been initiated or threatened; (iii) all filings required by Rule 424, Rule 430A and Rule 462(b) of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Effective Prospectus and the Final Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Effective Prospectus and the Final Prospectus that has not been so set forth.

          (g) Each Selling Shareholder shall have furnished to you a certificate, dated such Closing Date and addressed to you, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct, as if made at and as of such Closing Date, and that such Selling Shareholder has satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

          (h) Since the effective date of the Initial Registration Statement, the Company shall not have sustained any loss by fire, flood, accident or other calamity, nor shall it have become a party to or the subject of any litigation, which is material to the Company, nor shall there have been a material adverse change in the general affairs, business, key personnel, capital, financial position or net worth of the Company, whether or not arising in the ordinary course of business, which loss, litigation or change is so material to the Company that, in your judgment, it shall render it inadvisable to proceed with the delivery of the Shares.

          (i) On the date of this Agreement and on each Closing Date you shall have received a letter of Coopers & Lybrand L.L.P., dated the date hereof and such Closing Date, respectively, addressed to you as Representative, to the effect that

               (i) They are independent certified public accountants with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the answer to Item 10 of the Registration Statement is correct insofar as it relates to them (or no response is required).

               (ii) In their opinion, the audited financial statements and notes thereto of the Company reported on by them and contained in the Effective Prospectus and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations.

               (iii) On the basis of (a) a reading of the latest unaudited financial statements made available by the Company, (b) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards), (c) a reading of the minutes of the meetings of the shareholders, directors and committees of the Company, and (d) inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to February 29, 1996, nothing came to their attention that caused them to believe that
                    (A) any unaudited financial statements contained in the Effective Prospectus and the Final Prospectus (x) do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations or (y) are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements;

                    (B) the financial data included in the Effective Prospectus and the Final Prospectus under the captions "Prospectus Summary" do not agree with the corresponding amounts in the audited and unaudited financial statements for and as at the end of each of the periods then ended; and

                    (C) at a specified date not more than five Business Days prior to the date of such letter, (a) there was any change in the capital stock or long-term debt of the Company or any decrease in net current assets or net assets or shareholders' equity, in each case as compared with corresponding amounts shown in the February 29, 1996 balance sheet contained in the Effective Prospectus and Final Prospectus, or (b) for the period from February 29, 1996 to the specified date referred to above, as compared with the corresponding period in the prior year, there was any decrease in sales or in net income or net income per share, except in all instances for changes, decreases or increases that the Effective Prospectus and the Final Prospectus disclose have occurred or may occur, or if there was any change, decrease or increase, setting forth the amount of such change or decrease.

               (iv) They have compared the information expressed in amounts, dollar amounts and percentages derived therefrom and other financial information pertaining to the Company set forth in the Effective Prospectus and the Final Prospectus specified by you, in each case to the extent such information was obtained or derived from the general accounting records of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in such letters, and found them to be in agreement.

          (j) At or prior to the First Closing Date the Representative's Warrant shall have been issued and sold to you pursuant thereto.

          (k) At or prior to the First Closing Date, you shall have received the Lock-up Agreements described in Section 5(k) hereof.

          (l) You shall have been furnished such additional documents and certificates as you may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and to counsel for the Underwriters. The Company or, as applicable, the Selling Shareholders shall furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request. If any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, each Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

     7.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each Underwriter, each officer and director thereof, and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any loss, claim, damage or liability, joint or several, to which such Underwriter or such persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof or (ii) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the

Effective Prospectus or the Final Prospectus or any amendment or supplement thereto, or (B) in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (iii) the omission or alleged omission to state in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall pay each Underwriter or such person for any reasonable legal or other reasonable expenses as and when incurred by such Underwriter or such person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto, or any Blue Sky Application, nor shall the Company be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Pre-Effective Prospectus that is corrected in the Final Prospectus if the person asserting any such loss, claim, damage or liability purchased shares but was not sent or given a copy of the Final Prospectus at or prior to the written confirmation of the sale of such shares to such person. In addition to its other obligations under this Section 7(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company herein or the failure to perform its obligations hereunder, it will pay each Underwriter or such person on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to indemnify hereunder or to pay each Underwriter or such person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, each Underwriter or such person shall promptly return it to the Company, together with interest compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim payment that is not made to an Underwriter or such person within 30 days of a request for payment shall bear interest at the Prime Rate from the date of such request.

          (b) Each of the Selling Shareholders, severally in proportion to the number of Option Shares sold by such Selling Shareholder hereunder to the total number of Shares sold hereunder, shall (i) indemnify and hold harmless each Underwriter, each officer and director thereof and each person, if any, who controls any Underwriter within the meaning of the Securities Act, against any loss, claim, damage or liability, joint or several, to which such Underwriter or such persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement made by such Selling Shareholder in Section 2 hereof and (ii) pay each Underwriter or such person for any reasonable legal or other reasonable expenses as and when incurred by such Underwriter or such person in connection with investigating or defending or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case the person receiving them shall promptly refund them; except that the Selling Shareholders shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto, nor shall the Selling Shareholders be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any Pre-Effective Prospectus that is corrected in the Final Prospectus if the person asserting any such loss, claim, damage or liability purchased Shares but was not sent or given a copy of the Final Prospectus at or prior to the written confirmation of the sale of such Shares to such person. In addition to its other obligations under this Section 7(b), each Selling Shareholder, severally in proportion to the number of Option Shares sold by such Selling Shareholder hereunder to the total number of Shares sold hereunder, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any inaccuracy in the representations and warranties of such Selling Shareholder herein, it will pay each Underwriter on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Selling Shareholder's obligation to indemnify hereunder or to pay each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, each Underwriter shall promptly return it to the Selling Shareholders, together with interest compounded daily, determined on the basis of the Prime Rate. Any such interim payment that is not made to an Underwriter within 30 days of a request for payment shall bear interest at the Prime Rate from the date of such request. Notwithstanding the foregoing, in no event shall any Selling Shareholder be liable hereunder for an amount in excess of the lesser of (i) the proceeds received by such Selling
Shareholder from the Underwriters hereunder or (ii) an amount equal to (a) the total of such losses, claims, damages, liabilities and expenses indemnified or contributed against multiplied by (b) a fraction, the numerator of which is the number of Option Shares sold by such Selling Shareholder hereunder and the denominator of which is the total number of Shares sold hereunder.

          (c) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company, each of its directors, officers who have signed the Registration Statement, each Selling Shareholder and each person, if any, who controls the Company or any Selling Shareholder within the meaning of the Act against any loss, claim, damage or liability to which the Company, any Selling Shareholder or such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability or action in respect thereof arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto, or (B) in any Blue Sky Application, or
(ii) the omission or alleged omission to state in the Registration Statement, any Pre-Effective Prospectus, the Effective Prospectus or the Final Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; except that such indemnification shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of such Underwriter specifically for use in the preparation thereof, and shall pay the Company, such

Selling Shareholder or such person for any reasonable legal or other reasonable expenses as and when incurred in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 7(c), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 7(c), it will pay the Company, such Selling Shareholder or such person on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to indemnify hereunder or to pay the Company, such Selling Shareholder or such person for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim payment is so held to have been improper, the Company, such Selling Shareholder or such person shall promptly return it to the Underwriters, together with interest compounded daily, determined on the basis of the Prime Rate. Any such interim payment that is not made to the Company, such Selling Shareholder or such person within 30 days of a request for payment shall bear interest at the Prime Rate from the date of such request.

          (d)  Promptly after receipt by an indemnified party under
Section 7(a), (b) or (c) hereof of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties.

          (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under
Section 7(a), (b) or (c) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a), (b) or (c) hereof (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and such Selling Shareholders, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders, on the one hand, or the Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 7(e). Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Company's and each Selling Shareholder's obligations in this Section 7(e) to contribute are several in proportion to their respective proceeds from the sale of the Shares hereunder and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contributions may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise. Notwithstanding the foregoing, in no event shall any Selling Shareholder be liable hereunder for an amount in excess of the lesser of (i) the proceeds received by such Selling Shareholder from the Underwriters hereunder or (ii) an amount equal to (a) the total of such losses, claims, damages, liabilities and expenses indemnified or contributed against multiplied by (b) a fraction, the numerator of which is the number of Option Shares sold by such Selling Shareholder hereunder and the denominator of which is the total number of Shares sold hereunder.

          (f) It is agreed that any controversy arising out of the operation of the interim payment arrangements set forth in Sections 7(a), (b) and (c) hereof, including the amounts of any requested payments and method of determining such amounts, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration shall be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration shall be limited to the operation of the interim payment provisions contained in Sections 7(a), (b) and (c) hereof and shall not resolve the ultimate propriety or enforceability of the obligation to indemnify or pay expenses that is created by the provisions of Sections 7(a), (b) and (c) hereof.

          (g) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability that the Company and the Selling Shareholders may otherwise have, and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the respective Underwriters may otherwise have.

     8.   SUBSTITUTION OF UNDERWRITERS.

          (a) If any Underwriter defaults in its obligation to purchase the number of Shares that it has agreed to purchase under this Agreement, the nondefaulting Underwriters shall be obligated to purchase (in the respective proportions that the number of Shares set forth opposite the name of each nondefaulting Underwriter in Schedule I hereto bears to the total number of Shares set forth opposite the names of all the nondefaulting Underwriters in
Schedule I hereto) the Shares that the defaulting Underwriter agreed but failed to purchase; except that the nondefaulting Underwriters shall not be obligated to purchase any of the Shares if the total number of Shares that the defaulting Underwriter or Underwriters agreed but failed to purchase exceeds 10% of the total number of Shares, and any nondefaulting Underwriter shall not be obligated to purchase more than 110% of the number of Shares set forth opposite its name in Schedule I hereto plus the total number of Option Shares purchasable by it pursuant to the terms of Section 3 hereof. If the foregoing maximums are exceeded, (i) the nondefaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all the Shares. If the nondefaulting Underwriters or the other underwriters satisfactory to you do not elect to purchase the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter, the Company or the Selling Shareholders, except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section 5(h) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 hereof.

          (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other Underwriters satisfactory to you are obligated or agree to purchase the Shares of a defaulting Underwriter, either you or the Company may postpone the First Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement, the Effective Prospectus or the Final

Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration Statement or the Effective Prospectus or the Final Prospectus that in your opinion may thereby be made necessary.

     9.   EFFECTIVE DATE AND TERMINATION.

          (a) This Agreement shall become effective at whichever of the following times shall first occur: (i) at 8:00 A.M., Pacific standard time, on the first full Business Day following either (x) the date upon which the Registration Statement becomes effective or (y) if the Registration Statement becomes effective in accordance with Rule 430A, the date upon which the Final Prospectus is filed with your consent, or (ii) the time after the Registration Statement becomes effective as you, in your discretion, shall first release the Shares for sale to the public. For purpose of this Section 9, the Shares shall be deemed to have been released for sale to the public upon release by you for publication of a newspaper advertisement relating to the Shares or upon release by you of communications offering the Shares for sale to securities dealers, whichever shall first occur. Until this Agreement is effective, it may be terminated by the Company by giving notice as hereinafter provided to you or by you by giving notice as hereinafter provided to the Company, except that the provisions of Sections 5(h) and 7 hereof shall at all times be effective.

          (b) Until the First Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company, if (i) the Company or the Selling Shareholders shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any agreement on their respective parts to be performed hereunder; (ii) any other condition of the obligations of the Underwriters hereunder is not fulfilled; (iii) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall have been suspended or minimum or maximum prices or other material restrictions upon trading of securities generally shall have been established on either of such exchanges or such market by the Commission or by such exchange or other regulatory body, or governmental authority having jurisdiction; (iv) a general banking moratorium shall have been declared by federal or state authorities; or (v) there shall have been such a material adverse change in economic, political, market or financial conditions (including any material adverse effect of international conditions on the financial markets in the United States) that, in your judgment, it is inadvisable, impractical or undesirable to proceed with the delivery of the Shares. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company and the Selling Shareholders or any Underwriter, except as otherwise provided in Sections 5(h) and 7 hereof.

          (c) This Agreement may also be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in Section 9(b) hereof.

          (d) Any notice referred to above may be given at the address specified in Section 11 hereof in writing or by telegraph or telephone, and if by telegraph or telephone, shall be immediately confirmed in writing.

     10. SURVIVAL OF INDEMNITIES; CONTRIBUTION; WARRANTIES AND REPRESENTATIONS. The indemnity and contribution agreements contained in
Section 7 hereof and the representations, warranties and agreements of the Company in Section 1 hereof shall survive the delivery of the Shares to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     11. NOTICES. Except as otherwise provided in this Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing (and may be telecopied if confirmed by letter) addressed to the Company at 1800 Sandy Plains Parkway, Suite 305, Marietta, Georgia 30066, telecopier number (770) 424-5558, Attention: President; and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing addressed to the Underwriters in care of Cruttenden Roth Incorporated, 18301 Von Karman, Suite 100, Irvine, California 92715, telecopier number (714) 852-9603,
Attention:  President.

     12. INFORMATION FURNISHED BY UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the legend on page 2 with respect to stabilization, and under the caption "Underwriting" in any Pre-Effective Prospectus and in the Effective Prospectus and the Final Prospectus constitute the written information furnished by or on behalf of any Underwriter referred to in Sections 1(b) and (c) hereof and in Sections 7(a), (b) and (c) hereof.

     13. PARTIES. This Agreement is made solely for the benefit of the several Underwriters, the Company, the Selling Shareholders, any officer, director or controlling person referred to in Section 7 hereof, and their respective successors and assigns, and no other person shall acquire or have any right by virtue of this Agreement. The term "successors and assigns," as used in this Agreement, shall not include any purchaser of any of the Shares from any of the Underwriters merely by reason of such purchase.

     14. DEFINITION OF "BUSINESS DAY." For purposes of this Agreement, "Business Day" means any day other than Saturday, Sunday, a federal holiday or a day on which the New York Stock Exchange is closed.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law or conflict of laws principles thereof.

     16. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Please confirm, by signing and returning to us counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   UNICOMP, INC.

                                   By:
                                       ------------------------------------
                                   Its
                                       ------------------------------------

                                   SELLING SHAREHOLDERS LISTED ON SCHEDULE II

                                   By:
                                       ------------------------------------
                                                  Attorney-in-Fact

Confirmed and accepted as of
the date first above mentioned


CRUTTENDEN ROTH INCORPORATED
 as Representative of the Several
 Underwriters named in Schedule I hereto

By:
   -----------------------------

                                   SCHEDULE I

                   Underwriting Agreement dated ________, 1996


                                        NUMBER OF          MAXIMUM
                                       FIRM SHARES        NUMBER  OF
        UNDERWRITER                  TO BE PURCHASED     OPTION  SHARES
-------------------------------------------------------------------------------
Cruttenden Roth Incorporated......

                                        ---------          -------
 Total............................      2,100,000          315,000
                                        ---------          -------
                                        ---------          -------

                                   SCHEDULE II


                                                                    Maximum
                                                   Number of       Number of
               Seller                             Firm Shares     Option Shares

            UniComp, Inc. ..................       2,100,000         165,000
            Selling Shareholders:
            J. Patrick Henry ...............                          50,000
            George Gruber ..................                          50,000
            B. Michael Wilson ..............                          50,000
                                                  ----------         -------
            Total ...........................      2,100,000         315,000
                                                  ----------         -------
                                                  ----------         -------




                                     Page 1